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                                                                    Exhibit 10.2

INFORMATION DENOTED BY [*] HEREIN HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


         THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTES OR REGULATIONS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, AND PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                         COMMON STOCK PURCHASE WARRANT


Warrant to Purchase 1,750,000 Shares             Exercise Price: $.01 per share
of Common Stock
                                 April 17, 2000


         FREEMARKETS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, VISTEON CORPORATION (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the Exercise Period (as defined below) or earlier, if applicable, in whole or in part, the number of fully paid and non-assessable shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), first set forth above (or, if, upon exercise of an Early Exercise Right, such lesser amount as set forth herein) at the per share exercise price (the "Exercise Price") first set forth above (subject to adjustment as set forth in Article II). This Common Stock Purchase Warrant (the "Warrant") is nonforfeitable.

                        ARTICLE I -- EXERCISE OF WARRANT

1.1      Exercise Period and Procedure.

         (a) Exercise Period. The Warrant shall be exercisable, in whole or in part, by the Holder at any time and from time to time during the period (the "Exercise Period") beginning on May 1, 2008 and ending at 5:00 p.m. (prevailing local time at the principal executive office of the Company) on May 1, 2009, to the extent not theretofore exercised pursuant to the Early Exercise Right set forth in paragraph (b) below.



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             (b) Early Exercise Right.

                  (i) Definitions. Certain capitalized terms used in this
Section 1.1(b) are defined below. Capitalized terms used in this Section 1.1(b) and not otherwise defined below shall have the meanings set forth in the Long Term Access and Service Agreement dated as of April 17, 2000 by and between Holder and the Company (the "Service Agreement").

                           (A) "Contract Year Deficiency" shall mean with
respect to any Contract Year, the amount, if any, [*] for such Contract Year.

                           (B) The "Early Exercise Requirement" for each
Contract Year is set forth in the table in subparagraph (ii) below. The Early Exercise Requirement for any Contract Year shall be deemed to have been met if the Cumulative Bid Volume (as defined in the Service Agreement) for such Contract Year equals or exceeds the Early Exercise Requirement for such Contract Year.

                           (C) "Early Exercise Shares" shall mean, [*] shares of
Common Stock.

                           (D) "Excess Bid Volume" shall mean, with respect to
any Contract Year, the amount, if any [*].

                           (E) A "Material Default" shall mean a material
default by the Holder pursuant to [*].

                  (ii) If Holder (A) meets the applicable Early Exercise Requirement for a Contract Year as set forth in the table below, (B) is not in Material Default under the Service Agreement, and (C) has paid to the Company all fees and expenses then due and owing under the Service Agreement, the Early Exercise Right with respect to such Contract Year shall be deemed to have been earned.


      Contract Year                        Early Exercise Requirement
      -------------                        --------------------------
May 1, 2000 -  April 30, 2001                         [*]
May 1, 2001 -  April 30, 2002                         [*]
May 1, 2002 -  April 30, 2003                         [*]
May 1, 2003 -  April 30, 2004                         [*]
May 1, 2004 -  April 30, 2005                         [*]


                  (iii) (A) If, in any Contract Year, there is Excess Bid Volume, such Excess Bid Volume shall be [*] in which there is [*]. If the Excess Bid Volume equals or exceeds the Contract Year Deficiency, then (x) the Early Exercise Requirement [*] shall be deemed to have been satisfied, (y) the Early Exercise Right [*] shall be deemed to have been earned, and (z) [*]


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For example, [*].

                  (iv) In the event that the Early Exercise Right with respect to any Contract Year is deemed to have been earned in accordance with subparagraph (ii) or (iii), the Holder shall be entitled to exercise this Warrant with respect to the Early Exercise Shares for such Contract Year at any time beginning on June 15 following such Contract Year and from time to time thereafter until May 1, 2009; provided, however, in the event that [*].

         (c) Change of Control. [*] upon a "Change of Control" as defined below. The Company shall notify the Holder of such Change of Control no later than twenty days prior to the consummation thereof; provided, however, in the event that the Change of Control has not been publicly announced on such date, the Company shall not be required to notify the Holder of such Change of Control until the public announcement of such Change of Control.

         For the purposes hereof, a "Change of Control" shall mean the occurrence of any of the following events:

                  (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

                  (ii) the consummation of a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

                  (iii) the consummation of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

         (d) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part during the Exercise Period, or in part upon exercise of an Early Exercise Right by the surrender of this Warrant, with the form of Notice of Exercise attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive office, upon payment in cash, by certified or official bank check or by wire transfer, of an amount equal


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to the Exercise Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

1.2 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock then entitled to be purchased hereunder, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided).

1.3      Net Issue Exercise.

         (a) In lieu of exercising this Warrant pursuant to Section 1.1 or
Section 1.2, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

         X = Y(A-B)
             ------
               A

         Where:

         X=       the number of shares of Common Stock to be issued to Holder

         Y= the number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

         A= the fair market value of one share of the Company's Common Stock (at the date of such calculation); and

         B=       Exercise Price (as adjusted to the date of such calculation).

         (b) For the purposes of this Section 1.3, the "fair market value" of one share of the Company's Common Stock shall mean the average closing sales price of the Common Stock quoted on any exchange on which the Common Stock is listed as published in The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value.


1.4 Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price and in any event within ten business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 2.5 hereof.



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                            ARTICLE II -- ADJUSTMENTS

2.1 Adjustments Generally. In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Article II, the number of shares of Common Stock underlying this Common Stock Purchase Warrant and the Exercise Price shall be subject to adjustment from time to time in accordance with this Article II. Upon each adjustment of the Exercise Price pursuant to this Article II, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of the Company's Common Stock determined by (a) multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of shares of Common Stock issuable upon exercise hereof immediately prior to such adjustment, and (b) dividing the product thereof by the Exercise Price resulting from such adjustment.

2.2 Subdivisions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Common Stock which is payable in Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

2.3 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of a significant amount of assets to another corporation shall be effected in such a way that (a) [*], and (b) holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant in accordance with the terms of Article I hereof such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall give the Holder not less than [*] notice of any



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of the events described in this Section 2.3; provided, however, in the event that such event has not been publicly announced on such date, the Company shall not be required to notify the Holder of such event until the public announcement of such event.

2.4 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this
Article II are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it deems appropriate so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Article II except in the case of a combination of shares of a type contemplated in Section 2.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 2.2.

2.5 Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 2.5, be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the fair market value of such fraction (as determined in good faith by the Board of Directors of the Company), less the equivalent fraction of the then applicable Exercise Price which would otherwise have been payable in respect of such fractional share.

2.6 Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Article II, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.



                          ARTICLE III -- NO IMPAIRMENT

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

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                       ARTICLE IV -- RESERVATION OF STOCK

The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. All of the shares of Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable. The Company represents that this Warrant has been duly authorized and that the issuance of this Warrant and the shares of Common Stock issuable hereunder do not and will not violate the Company's Certificate of Incorporation or By-Laws, any applicable law, or any material agreement by which the Company is bound.


                       ARTICLE V -- REPLACEMENT OF WARRANT

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.


                           ARTICLE VI -- NEGOTIABILITY

This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

6.1 Transfer. Title to this Warrant may not be transferred other than to an "Affiliated Entity", as defined below, and this Warrant may be exercised only by the Holder or by any Affiliated Entity. For the purposes hereof, an Affiliated Entity shall mean any entity of which more than fifty percent (50%) of the outstanding voting securities is owned, directly or indirectly, by the Holder or which owns, directly or indirectly, more than fifty percent (50%) of the voting securities of the Holder. Upon such transfer, such Affiliated Entity shall be entitled to the rights of the Holder of this Warrant. Absent an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition of the shares of Common Stock issued or issuable upon exercise of this Warrant, the Holder will not sell or transfer any or all of such shares without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act. Each certificate representing shares of Common Stock issued upon the exercise hereof shall bear a legend in substantially the following form on the face thereof:

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         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED OR RESOLD ONLY IN COMPLIANCE WITH SUCH SECURITIES LAWS.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented hereby) shall also bear such legend unless, in the reasonable opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by the Holder without violation of the registration requirements of the Securities Act.

6.2 Warrant Register. The Company will maintain a warrant register containing the name and address of the Holder. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

6.3 No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

6.4 Transfer Taxes. The Company shall not be required to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all federal or state transfer taxes and charges shall have been paid by the Holder or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

6.5 Compliance with Securities Laws. The Holder, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any of the shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                      ARTICLE VII -- SUBDIVISION OF RIGHTS

This Warrant (as well as any new Warrants issued pursuant to the provisions of this Article VII) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.


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                          ARTICLE VIII -- MISCELLANEOUS

8.1 Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

8.2 Amendment; Waiver. This Warrant may be amended only by a writing executed by both the Company and the Holder. Any term of this Warrant may be waived by the party entitled to the benefit thereof by an instrument in writing signed by such party. No waiver of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.3 Governing Law. This Warrant shall be construed and interpreted according to the laws of the State of Delaware, without giving effect to any of the conflicts of laws or choice of law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

8.4      [*].  The Company shall [*].


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         IN WITNESS WHEREOF, the Company has executed and issued this Warrant on the date first written above.


                              FREEMARKETS, INC.


                              By:   /s/ Glen T. Meakem
                                 ------------------------
                                    Glen T. Meakem
                                    President and Chief Executive Officer



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                                     ANNEX A

                               NOTICE OF EXERCISE

                  [To be signed only upon exercise of Warrant]


To:  FREEMARKETS, INC.

The undersigned, the Holder of the within Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock of FreeMarkets, Inc., and herewith makes payment of $________ therefor.


In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.


Dated:
       ----------------------         ----------------------------------------
                                      NAME

                                      By:
                                          ------------------------------------
                                      (Signature must conform in all respects to
                                      name of Holder as specified on the face of
                                      the Warrant)

                                      Address:

                                      ----------------------------------------

                                      ----------------------------------------

                                      ----------------------------------------